Exhibit 99.1

FOR IMMEDIATE RELEASE

Heckmann Corporation Reports Fourth Quarter

and Fiscal Year 2008 Financial Results

China Water Signs Agreement with Coca-Cola China to Build New Plant in Xi’an

Reaches Agreement with China Water Shareholders to Purchase More Than 13 Million Shares;

Acquires More Than 3 Million Warrants in Open Market

Palm Desert, CA. — March 16, 2009 — Heckmann Corporation of Palm Desert, California (NYSE: HEK, HEK.U, HEK.WS) (“the Company”) today announced financial results for the fourth quarter and full year ended December 31, 2008. The Company’s financial results principally reflect the acquisition of China Water and Drinks, Inc. (“China Water”), a leading producer and distributor of bottled water in China, on October 30, 2008, and China Water’s financial results for the months of November and December 2008.

Fourth Quarter and Full Year 2008 Financial Results

For the fourth quarter and full year of 2008, which includes the period from October 31, 2008 through December 31, 2008, Heckmann Corporation’s net sales were $10.5 million, and the net loss was ($14.9 million), or ($0.19) per share. The Company’s net loss includes $21.2 million in acquisition-related expenses. Adjusted for acquisition-related expenses, net income for 2008 was $6.3 million or $0.08 per share. There are no comparable results for the pre-acquisition period. Cash investments and cash equivalents at December 31, 2008 were $330 million. Although China Water’s results prior to the acquisition (January 2008 through October 2008) are not included in Heckmann Corporation’s results for the year, information relating to this period and pro forma for the full year can be found in footnote 4 to the consolidated financial statements and the Management Discussion & Analysis section of the Company’s annual report on Form 10-K filed with the SEC on March 16, 2009.

Business Highlights:

•

Reached agreement with certain China Water shareholders to settle escrow provisions in merger agreement: Heckmann to pay $14 million for 13 million shares of its common stock and expects to acquire up to an additional 5 million shares;

•	Acquired more than 3 million warrants in open market transactions at an average price of $0.92 for a total consideration of $2.9 million;

•	Signed agreement with Coca-Cola China to build a new plant in Xi’an in 2009 to serve the Shaanxi Province;

•	Entered into agreements to expand its Nanning and Guangzhou facilities, and expects to complete the acquisition of Harbin Taoda Drinks, Ltd. in early April 2009;

•	As of December 31, 2008, Heckmann had a debt-free balance sheet and a strong cash position, with cash investments and cash equivalents of $330 million; and

•

Significantly strengthened operational control of China Water with the appointment of J. John Cheng as President of the Company’s China Division and additional finance and accounting staff. Mr. Cheng has 20 years of experience in the food and beverage packaging industry. Mr. Cheng will succeed Mr. Xu Hongbin, CEO of China Water, who will retire from the company in conjunction with the settlement of the escrow.

“By virtue of the acquisition of China Water at more favorable terms, we are in the unique position to grow in the largely fragmented bottled water and beverage market in China,” said Mr. Richard J. Heckmann, Chairman and CEO of Heckmann Corporation. “Operationally, we are expanding our seasoned management team at China Water, which in concert with the implementation of updated financial controls and systems, will allow us to prudently expand capacity to capture market share. Furthermore, by reducing the purchase price for China Water and our outstanding share count via the settlement of the escrow, we believe we have adjusted to the new market reality and can now use our strong balance sheet to take advantage of opportunities and increase shareholder value.”

Mr. Heckmann continued, “Our acquisition of China Water mirrors recent announcements of significant investments made in China by global beverage brands. These announcements serve not only to validate the market and our strategy, but also to highlight our leadership position in the country. Our agreement to expand in Xi’an, Nanning and Guangzhou builds upon a longstanding relationship that positions us today as a key supplier of bottled water in China, and now moves us into other non-carbonated beverage production. China Water will also be the sole China-based hot fill bottler equipped with a new dual-filling technology for Coca-Cola China’s new, enhanced non-carbonated beverage product. We have reached an agreement in principle to expand the use of this technology to multiple operations in the Midwest and Southwest regions of China.”

Concluded Mr. Heckmann, “The economic slowdown in China affords us an opportunity to build the infrastructure necessary to underpin our future growth. In the near term, we remain focused on enhancing the management team, improving our financial controls, developing an operating team focused on organic growth and expansion and positioning China Water to take advantage of the changing markets in China. We also believe the best use of our cash is in repurchasing our stock and warrants. Longer term, as market valuations stabilize, we will have the management and financial strength with which to play a larger role in the consolidation of this fragmented market.”

Conference Call Details

The Company will conduct a conference call at 1:30 p.m. PT (4:30 p.m. ET) today, March 16, 2009. To participate on the conference call, please dial 1-800-762-8932 or 1-480-629-9039. An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until Friday, March 20, 2009. The audio replay can be accessed by dialing 1-800-406-7325 or 1-303-590-3030 and entering access ID number 4024725#.

About Heckmann Corporation

Heckmann Corporation is a holding company founded as a Special Purpose Acquisition Company to acquire and operate businesses with strong franchises in their respective industries. The first was the acquisition of China Water and Drinks, a leading producer and distributor of bottled water products that is also expanding into non-carbonated beverages. Through its production facilities in Guangzhou, Beijing, Feixian, Changchun, Nanning, Changsha and Shenyang, the Company produces and distributes bottled water to fourteen provinces and regions in China. The Company markets its own product under the brands “Grand Canyon” and “Darcunk”, supplies purified water to both local and international beverage brands such as Coca-Cola and Uni-President and provides private label bottled water for companies such as Sands Casino, Macau.

Interested stockholders and investors can access additional information about Heckmann and China Water filed with the U.S. Securities and Exchange Commission, on the SEC’s web site at www.sec.gov and also the Company’s web site at www.heckmanncorp.com

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. These forward-looking statements inherently involve certain risks and uncertainties that are detailed in the Company’s filings with the Securities and Exchange Commission and available at www.sec.gov/edgar as well as the Company’s website at www.heckmanncorp.com. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Sanjay M. Hurry

The Piacente Group

Tel. +1 212 481 2050

sanjay@tpg-ir.com

– tables to follow –

HECKMANN CORPORATION AND SUBSIDARIES

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31,
	2008	2007
ASSETS
Current Assets
Cash and cash equivalents	$281,683	$872
Certificates of deposit	10,000	—
Accounts receivable, net of allowance of $10,601 at December 31, 2008	26,460	—
Cash and cash equivalents held in trust account	—	429,561
Inventory	2,241	—
Prepaid expenses	8,842	142
Other receivables	1,548	72
Due from related party	1,381	—
Income tax receivable	969	—
Other current assets	544	—

Total current assets	333,668	430,647
Property, plant and equipment, net	15,901	—
Marketable securities	38,717	—
Deposits for acquisitions	16,608	—
Investment in unconsolidated equity investee	12,964	—
Intangible assets, net	29,879	—
Goodwill	315,018	—
Other	338	—

TOTAL ASSETS	$763,093	$430,647

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$9,550	$—
Deferred revenues	1,209	—
Accrued expenses	2,208	113
Current portion of long term debt	36	—
Income taxes payable	440	1,243
Due to related parties	963	—
Deferred income taxes	77	—
Deferred underwriting fees	—	19,482

Total current liabilities	14,483	20,838
Acquisition consideration payable	1,910	—
Long-term debt, less current portion	96	—

TOTAL LIABILITIES	16,489	20,838
Commitments and contingencies

Common stock, subject to possible redemption, 16,235,039 shares at $7.91 per share	—	128,419
Deferred interest income attributable to common stock subject to possible redemption (net of taxes of $182)	—	265
Minority interests	2,845	—
Stockholders’ Equity
Preferred stock, $0.001 par value, 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized; 126,606,323 issued, 110,074,223 outstanding as of December 31, 2008; 67,646,800 shares issued and outstanding as of December 31, 2007	126	67
Additional paid-in capital	757,720	280,177
Purchased warrants	(405)	—
(Accumulated deficit) retained earnings	(13,771)	881
Accumulated other comprehensive income	89	—

TOTAL STOCKHOLDERS’ EQUITY	743,759	281,125

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$763,093	$430,647

HECKMANN CORPORATION AND SUBSIDARIES

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands, except share and per share data)

	For the year ended December 31, 2008	May 29, 2007 (inception) through December 31, 2007
Revenue	$10,507	$—
Cost of goods sold	7,247	—

Gross profit	3,260	—
Operating expenses:
Selling and marketing expenses	322	—
General and administrative expenses	3,585	169

Total operating expenses	3,907	169

Loss from operations	(647)	(169)
Interest income, net	10,940	2,486
Acquisition costs	(21,153)	—
Minority interest	(177)	—
Income from equity method investment	4	—
Other, net	(174)	—

(Loss) income before income taxes	(11,207)	2,317
Income tax expense	3,710	1,171

Net (loss) income	(14,917)	1,146
Foreign currency translation loss	(1)	—
Unrealized gains on marketable securities	90	—

Comprehensive (loss) income	(14,828)	1,146
Deferred interest income, net of taxes, attributable to common stock subject to possible redemption	265	(265)

Net (loss) income attributable to common stockholders	$(14,563)	$881

Net (loss) earnings attributable to common stockholders per share:
Basic	$(0.19)	$0.03

Diluted	$(0.19)	$0.03

Weighted average number of shares outstanding:
Basic	74,853,651	25,305,415

Diluted	74,853,651	25,305,415

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